                                                                     EXHIBIT 4.5


                      NAVISTAR INTERNATIONAL CORPORATION

                                 $100,000,000

                           7% Senior Notes due 2003

                              Purchase Agreement

January 30, 1998

J.P. MORGAN SECURITIES INC.
CREDIT SUISSE FIRST BOSTON CORPORATION
CHASE SECURITIES INC.
c/o J.P. Morgan Securities Inc.
   60 Wall Street
   New York, New York 10260-0060

Ladies and Gentlemen:

     Navistar International Corporation, a Delaware corporation (the "Company"), proposes to issue and sell to J.P. Morgan Securities Inc., Credit Suisse First Boston Corporation and Chase Securities Inc. (the "Initial Purchasers") $100,000,000 aggregate principal amount of its 7% Senior Notes due 2003 (the "Securities"). The Securities will be issued pursuant to the provisions of an Indenture to be dated as of February 4, 1998 (the "Indenture") by and between the Company and Harris Trust and Savings Bank as Trustee (the "Trustee").

     The sale of the Securities to the Initial Purchasers will be made without registration of the Securities under the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the "Securities Act"), in reliance upon the exemption therefrom provided by Section 4(2) of the Securities Act. Holders of the Securities will have the benefits of a Registration Rights Agreement to be dated as of February 4, 1998 among the Company and the Initial Purchasers (the "Registration Rights Agreement").

     The Company hereby agrees with the Initial Purchasers as follows:

     1. The Company hereby agrees, upon the basis of your representations and warranties contained in Section 2 hereof, to issue and sell the Securities to the several Initial
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                                      -2-

Purchasers as hereinafter provided, and each Initial Purchaser, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees to purchase, severally and not jointly, from the Company the respective principal amount of Securities set forth opposite such Initial Purchaser's name in Schedule I hereto at a price equal to 98.5429% of their principal amount (the "Purchase Price") plus accrued interest, if any, from February 4, 1998.

     2. The Company understands that the Initial Purchasers intend (x) to offer privately the Securities as soon after this Agreement has become effective as in the judgment of the Initial Purchasers is advisable and (y) initially to offer the Securities upon the terms set forth in the Offering Memorandum (as defined below).

     The Company confirms that it has authorized the Initial Purchasers, subject to the restrictions set forth below, to distribute copies of the Offering Memorandum in connection with the offering of the Securities. Each Initial Purchaser hereby makes to the Company the following representations, warranties and covenants:

          (i) it is a qualified institutional buyer within the meaning of Rule 144A under the Securities Act; and

          (ii) (A) it will not solicit offers for, or offer to sell, the Securities by any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) and (B) it will solicit offers for the Securities only from, and will offer the Securities only to, (1) persons whom it reasonably believes to be "qualified institutional buyers" within the meaning of Rule 144A under the Securities Act or (2) upon the terms and conditions set forth in Annex I to this Agreement.

     3. Payment for the Securities shall be made to the Company by wire transfer in immediately available funds, to the account specified by the Company to the Initial Purchasers at a bank reasonably acceptable to the Initial Purchasers no later than noon the Business Day (as defined below) prior to the Closing Date (as defined below), on February 4, 1998 or at such other time on the same or such other date, not later than the fifth Business Day thereafter, as the Initial Purchasers and the Company may agree upon in writing. The time and date of such payment for the Securities are referred to herein as the "Closing Date." As used herein, the term "Business Day" means any day other than a day on which banks are permitted or required to be closed in New York City.

     Payment for the Securities shall be made against delivery to the nominee of The Depository Trust Company for the account of the Initial Purchasers of one or more global notes representing such Securities (collectively, the "Global Notes"), with any transfer taxes
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                                      -3-

payable in connection with the transfer to the Initial Purchasers of the Securities duly paid by the Company. The Global Notes will be made available for inspection by the Initial Purchasers at the office of J.P. Morgan Securities Inc. at the address set forth above not later than 1:00 P.M., New York City time, on the Business Day prior to the Closing Date.

     4. The Company represents and warrants to each of the Initial Purchasers that:

          (a) A preliminary offering memorandum, dated January 22, 1998 (the "Preliminary Offering Memorandum") and an offering memorandum, dated January 30, 1998 (the "Offering Memorandum") have been prepared in connection with the offering of the Securities. The Preliminary Offering Memorandum or the Offering Memorandum and any amendments or supplements thereto did not and will not, as of their respective dates, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, provided that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information relating to any Initial Purchaser furnished to the Company in writing by such Initial Purchaser expressly for use therein;

          (b) the audited financial statements, and the related notes thereto, included in the Offering Memorandum present fairly the consolidated financial position of the Company and its subsidiaries and the results of their respective operations and the changes in their respective consolidated cash flows, as of the dates and for the periods indicated, and said financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved; the summary and selected financial and statistical data included in the Offering Memorandum present fairly the information shown therein and have been prepared and compiled on a basis consistent with the audited and unaudited financial statements of the Company, except as otherwise stated therein; and Deloitte & Touche LLP, who are reporting upon the audited consolidated financial statements of the Company and its consolidated subsidiaries (each a "Subsidiary," and collectively, the "Subsidiaries"), and the related schedules included in the Offering Memorandum, are independent public accountants as defined in the Securities Act;

          (c) the Company owns, directly or indirectly, free and clear of any mortgage, pledge, security interest, lien, claim or other encumbrance or restriction on transferability or voting (other than as may be imposed by the Securities Act and the various state securities laws), all of the outstanding capital stock of each Subsidiary of the Company; all of the outstanding capital stock of each Subsidiary of the Com-
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                                      -4-

     pany has been duly authorized and validly issued and is fully paid and non-assessable;

          (d) since the respective dates as of which information is given in the Offering Memorandum there has not been (A) any change in the Company's issued capital stock, warrants or options except pursuant to the terms of the instruments governing the same or pursuant to the exercise of such options or warrants, or the issuance of certain options or (B) any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, the management, business, prospects, financial position, stockholder's equity or results of operations, of the Company and the Subsidiaries, taken as a whole (a "Material Adverse Change");

          (e) since the respective dates as of which information is given in the Offering Memorandum, except as disclosed therein, (i) there have been no transactions entered into by the Company or by any of the Subsidiaries, including those entered into in the ordinary course of business, which are material to the Company and the Subsidiaries taken as a whole; and (ii) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock, except for quarterly dividends in accordance with the Company's past practice;

          (f) the Company and each Subsidiary has been duly incorporated under the laws of its jurisdiction of incorporation; the Company and each Subsidiary is a validly existing corporation in good standing under the laws of its jurisdiction of incorporation, with full power and corporate authority to own, lease and operate its properties and conduct its business as described in the Offering Memorandum, and is duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, except where the failure to be so qualified or in good standing would not reasonably be expected to have a material adverse effect on the general affairs, business, prospects, management, financial position, stockholder's equity or results of operations of the Company and the Subsidiaries, taken as a whole (a "Material Adverse Effect");

          (g) this Agreement has been duly authorized, executed and delivered by the Company;

          (h) the Registration Rights Agreement has been duly authorized by the Company, and when executed and delivered by the Company (assuming due authorization, execution and delivery thereof by the Initial Purchasers), the Registration Rights Agreement will constitute a legal, valid and binding agreement of the

     Company enforceable against the Company in accordance with its terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought;

          (i) the execution and delivery of the Indenture has been duly and validly authorized by the Company and, when executed and delivered by the Company (assuming due authorization, execution and delivery thereof by the Trustee), the Indenture will constitute a legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought; and the Securities and the Indenture conform in all material respects to the descriptions thereof in the Offering Memorandum;

          (j) the Securities have been duly and validly authorized by the Company for issuance and when executed by the Company and authenticated by the Trustee in accordance with the provisions of the Indenture, and delivered to and paid for by the Initial Purchasers in accordance with the terms hereof, will have been duly executed, authenticated, issued and delivered and will constitute legal, valid and binding obligations of the Company entitled to the benefits provided by the Indenture and enforceable against the Company in accordance with their terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought;

          (k) the execution and delivery by the Company of, and the performance by the Company of all of the provisions of its obligations under, this Agreement, the Indenture, the Registration Rights Agreement, the Securities and the consummation by the Company of the transactions herein and therein contemplated and as set forth in the Offering Memorandum, (i) have been duly authorized by all necessary corporate action on the part of the Company, (ii) do not and will not result in any violation of the Certificate of Incorporation or the By-laws of the Company and (iii) do not and will not conflict with, or result in a breach or violation of any of the terms or provisions of, or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or give rise to any right to accelerate the maturity or require the prepayment of any indebtedness or the purchase of any capital stock under, or result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of the Company or of any Subsidiary under, (A) any contract, indenture, mortgage, deed of trust, loan agreement, note, lease, partnership agreement or other agreement or instrument to which the Company or any such Subsidiary is a party or by which any of them may be bound or to which any of their respective properties or assets may be subject, (B) (assuming compliance with the Securities Act with respect to the exchange of the Securities for the Exchange Securities (as defined in the Registration Rights Agreement) and the other obligations of the Company under the Registration Rights Agreement) any applicable law or statute, rule or regulation (other than the securities or Blue Sky laws of the various states of the United States of America) or (C) any judgment, order or decree of any government, governmental instrumentality, agency, body or court, domestic or foreign, having jurisdiction over the Company or any such Subsidiary or any of their respective properties or assets, except, with respect to clause (iii), any violation, conflict, or breach which would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect;

          (l) neither the Company nor any agent acting on its behalf has taken or will take any action that will cause this Agreement or the sale, issuance, execution or delivery of the Securities to violate Regulation G, T, U or X of the Board of Governors of the Federal Reserve System, in each case as in effect, or as the same may hereafter be in effect, on the Closing Date;

          (m) the Company and each Subsidiary has good and marketable title to all real and personal property described in the Offering Memorandum as being owned by it and good and marketable title to a leasehold estate in the real and personal property described therein as being leased by it, free and clear of all liens, charges, encumbrances or restrictions, except, in each case, as described in the Offering Memorandum or to the extent the failure to have such title or the existence of such liens, charges, encumbrances or restrictions would not reasonably be expected to have a Material Adverse Effect;

          (n) no authorization, approval, consent, order, registration, qualification or license of, or filing with, any government, governmental instrumentality, agency, body or court, domestic or foreign or third party (other than as have been or will be prior to the Closing Date obtained under the securities or Blue Sky laws of the various states of the United States of America and assuming compliance with the Securities Act with respect to the exchange of the Securities for the Exchange Securities and the other obligations of the Company under the Registration Rights Agreement), is required for the valid authorization, issuance, sale and delivery of the Securities, or the performance by the Company of all of its obligations under this Agreement, the Indenture, the Registration Rights Agreement or the Securities, or the consummation by the Company of the transactions contemplated by this Agreement, the Indenture, the Registration Rights Agreement or the Offering Memorandum, except where the failure to obtain such authorization, approval, consent, order, registration, qualification or license or to make any such filing would not reasonably be expected, individually or in the aggregate, to have a material adverse effect on the consummation of the transactions contemplated in, or the fulfillment of the terms of, this Agreement, the Offering Memorandum, the Indenture or the Registration Rights Agreement;

          (o) neither the Company nor any of the Subsidiaries (i) is in violation of its Certificate of Incorporation or By-Laws or (ii) is in breach or violation of any of the terms or provisions of, or with the giving of notice or lapse of time, or both, would be in default under, any contract, indenture, mortgage, deed of trust, loan agreement, note, lease, partnership agreement, or other agreement or instrument to which the Company or any Subsidiary is a party or by which any of them may be bound or to which any of their properties or assets may be subject, except for such violations or defaults that would not reasonably be expected to have a Material Adverse Effect;

          (p) except as described in the Offering Memorandum, there is no action, suit or proceeding before or by any government, governmental instrumentality, agency, body or court, domestic or foreign, now pending or, to the best knowledge of the Company after due inquiry, threatened against or affecting the Company or any of the Subsidiaries that could reasonably be expected to have a Material Adverse Effect or that could reasonably be expected to have a material adverse effect on the consummation of the transactions contemplated in, or the fulfillment of the terms of, this Agreement, the Offering Memorandum, the Indenture or the Registration Rights Agreement; there is no action, suit or proceeding before or by any government, governmental instrumentality, agency, body or court, now pending, or to the best knowledge of the Company, threatened against or affecting the Company or any of the Subsidiaries that would be required to be described in a registration statement pursuant to Item 103 of Regulation S-K filed pursuant to the Securities Act that is not described in the Offering Memorandum;

          (q) each of the Company and the Subsidiaries owns, possesses or has obtained all material licenses, permits, certificates, consents, orders, approvals and other authorizations from, and has made all material declarations and filings with, all federal, state, local and other governmental authorities (including foreign regulatory agencies) and all courts and other tribunals, domestic or foreign, necessary to own or lease, as the case may be, and to operate its properties and to carry on its
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                                      -8-

     business as conducted as of the date hereof, except in each case where the failure to obtain licenses, permits, certificates, consents, orders, approvals and other authorizations, or to make all declarations and filings, would not reasonably be expected to have a Material Adverse Effect, and none of the Company or any of the Subsidiaries has received any notice of any proceeding relating to revocation or modification of any such license, permit, certificate, consent, order, approval or other authorization, except as described in the Offering Memorandum and except, in each case, where such revocation or modification would not reasonably be expected to have a Material Adverse Effect; and the Company and each of the Subsidiaries are in material compliance with all laws and regulations relating to the conduct of their respective businesses as conducted as of the date hereof, except where noncompliance with such laws or regulations would not reasonably be expected to have a Material Adverse Effect;

          (r) neither the Company nor any affiliate (as defined in Rule 501(b) of Regulation D under the Securities Act ("Regulation D")) of the Company has directly, or through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) which is or will be integrated with the sale of the Securities in a manner that would require the registration under the Securities Act of the offering contemplated by the Offering Memorandum;

          (s) neither the Company nor, to the best of the Company's knowledge, any person acting on its behalf has offered or sold the Securities by means of any general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act or, with respect to Securities sold outside the United States to non-U.S. persons (as defined in Rule 902 under the Securities Act), by means of any directed selling efforts within the meaning of Rule 902 under the Securities Act and the Company and any of its affiliates and any person acting on their behalf has complied with and will implement the "offering restriction" within the meaning of such Rule 902;

          (t) it is not necessary in connection with the offer, sale and delivery of the Securities in the manner contemplated by this Agreement to register the Securities under the Securities Act or to qualify an indenture under the TIA; and

          (u) the Securities satisfy the requirements set forth in Rule 144A(d)(3) under the Securities Act.

     5.   The Company covenants and agrees with each Initial Purchaser as follows:
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                                      -9-

          (a) before distributing any amendment or supplement to the Offering Memorandum, to furnish to the Initial Purchasers a copy of the proposed amendment or supplement for review and not to distribute any such proposed amendment or supplement to which the Initial Purchasers reasonably object;

          (b) if, at any time prior to the completion of the initial placement of the Securities, any event shall occur as a result of which it is necessary to amend or supplement the Offering Memorandum in order that the Offering Memorandum does not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances at the time the Offering Memorandum is delivered to a purchaser, not misleading, or if it is necessary to amend or supplement the Offering Memorandum to comply with law, forthwith to prepare and furnish, at the sole expense of the Company, to the Initial Purchasers and to the dealers (whose names and addresses the Initial Purchasers will furnish to the Company) to which Securities may have been sold by the Initial Purchasers on behalf of the Initial Purchasers and to any other dealers upon request, such amendments or supplements to the Offering Memorandum as may be necessary so that the Offering Memorandum as so amended or supplemented will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances at the time the Offering Memorandum is delivered to a purchaser, not misleading or so that the Offering Memorandum will comply with law;

          (c) to use its best efforts (i) to register or qualify the Securities for offering and sale by the Initial Purchasers and by dealers under the securities or Blue Sky laws of such jurisdictions as the Initial Purchasers shall reasonably request and to continue such qualifications in effect so long as reasonably required for distribution of the Securities and (ii) to pay all fees and expenses (including reasonable fees and disbursements of counsel for the Initial Purchasers) incurred in connection with the determination of the eligibility of the Securities for investment under the laws of such jurisdictions as the Initial Purchasers may designate; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to taxation or service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject;

          (d) so long as the Securities are outstanding, to furnish to the Initial Purchasers copies of all reports or other communications (financial or other) required to be furnished to holders of the Securities, and copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange;
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                                      -10-

          (e) during the period beginning on the date hereof and continuing to and including the Business Day following the Closing Date, not to offer, sell, contract to sell, or otherwise dispose of any debt securities of or guaranteed by the Company which are substantially similar to the Securities except as otherwise contemplated by the Offering Memorandum;

          (f) to use the net proceeds of the offering of Securities as set forth in the Offering Memorandum under the caption "Use of Proceeds";

          (g) if requested by you, to use its best efforts to cause such Securities to be eligible for trading in the PORTALSM Market ("PORTAL") of the Nasdaq Stock Market, Inc.;

          (h) to furnish to the registered holders of the Securities within a reasonable period of time after such information is filed with the Commission an annual report (including a balance sheet and statements of income, stockholder's equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants) and, as soon as reasonably practicable after such information is filed with the Commission with respect to the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the date of the Offering Memorandum), consolidated summary financial information of the Company and its subsidiaries of such quarter in reasonable detail;

          (i) during the period of two years after the Closing Date, not to, and not to permit any of its "affiliates" (as defined in Rule 144 under the Securities Act) to, resell any of the Securities which constitute "restricted securities" under Rule 144 that have been reacquired by any of them;

          (j) to pay all costs and expenses incident to the performance of its obligations hereunder, including without limiting the generality of the foregoing, all costs and expenses (i) incident to the preparation, issuance, execution, authentication and delivery of the Securities, (including any reasonable expenses of the Trustee and the Trustee's counsel), (ii) incident to the preparation and printing of the Offering Memorandum and any preliminary offering memorandum (including in each case all exhibits, amendments and supplements thereto), (iii) incurred in connection with the registration or qualification of the Securities under the laws of such jurisdictions as the Initial Purchasers may designate (including fees and disbursements of Cahill Gordon & Reindel, counsel for the Initial Purchasers, in connection with such registration or qualification (not to exceed $10,000)), (iv) in connection with the printing (including word processing and duplication costs) and delivery of this Agreement, the Indenture and the Registration Rights Agreement, including mailing and shipping, as herein provided, (v) payable to rating agencies in connection with the rating of the Securities and (vi) qualifying the Securities for trading in PORTAL;

          (k) to take all reasonable action that is appropriate or necessary to assure that its offerings of other securities will not be integrated for purposes of the Securities Act with the offerings contemplated hereby;

          (l) not to solicit any offer to buy or offer to sell Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D under the Securities Act;

          (m) while the Securities remain outstanding and are "restricted securities" within the meaning of Rule 144(a)(3) under the Securities Act, during any period in which it is not subject to Section 13 or 15(d) under the Exchange Act, to make available to the Initial Purchasers and any holder of Securities in connection with any sale thereof and any prospective purchaser of Securities, in each case upon request and within a reasonable time period, the information specified in, and meeting the requirements of, Rule 144A(d)(4) ("Rule 144A(d)(4) Information") under the Securities Act (or any successor thereto);

          (n) not to take any action prohibited by Regulation M under the Exchange Act (or any successor provision), in connection with the distribution of the Securities contemplated hereby;

          (o) during the period of two years after the Closing Date, the Company will, upon request, furnish to each of the Initial Purchasers and any holder of Securities a copy of the restrictions on transfer applicable to the Securities; and

          (p) during the period of two years after the Closing Date, the Company will not be or become an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act.

     6. The several obligations of the Initial Purchasers hereunder to purchase the Securities on the Closing Date are subject to the performance by the Company of its obligations hereunder and to the following additional conditions:

          (a) each of the representations and warranties of the Company contained herein shall be true and correct on and as of the Closing Date as if made on and as of the Closing Date and the Company shall have complied, in all material respects, with all agreements and all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date;

          (b) subsequent to the execution and delivery of this Agreement and prior to the Closing Date, there shall not have occurred any downgrading, nor shall any notice have been given of (i) any intended or potential downgrading or (ii) any review or possible change that does not indicate an improvement, in the rating accorded any securities of or guaranteed by the Company by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Securities Act;

          (c) since the respective dates as of which information is given in the Offering Memorandum there shall not have been any Material Adverse Change, otherwise than as set forth in the Offering Memorandum, the effect of which in the sole judgment of the Initial Purchasers makes it impracticable or inadvisable to proceed with the offering or the delivery of the Securities on the terms and in the manner contemplated in the Offering Memorandum;

          (d) the Initial Purchasers shall have received on and as of the Closing Date a certificate, addressed to the Initial Purchasers and dated the Closing Date, of an executive officer of the Company satisfactory to the Initial Purchasers to the effect set forth in subsections (a) through
     (c) of this Section and to the further effect that since the respective dates as of which information is given in the Offering Memorandum there has not occurred any Material Adverse Change, otherwise than as set forth in the Offering Memorandum, provided that the officer making such certificate may rely upon his knowledge as to pending or threatened proceedings;

          (e) the Initial Purchasers shall have received on the Closing Date a signed opinion of Kirkland & Ellis, special counsel for the Company, in form and substance satisfactory to Cahill Gordon & Reindel, counsel to the Initial Purchasers, dated the Closing Date and addressed to the Initial Purchasers, to the effect as set forth in Annex III hereto.

          (f) the Initial Purchasers shall have received on the Closing Date a signed opinion of Robert Boardman, General Counsel of the Company, in form and substance satisfactory to Cahill Gordon & Reindel, counsel to the Initial Purchasers, dated the Closing Date and addressed to the Initial Purchasers to the effect that:

               (i) the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware with full power and authority (corporate and other) to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum;

               (ii) the Company has been duly qualified as a foreign corporation for the transaction of business and is in good standing in each jurisdiction in which it owns or leases properties, or conducts business, so as to require such qualification, except where the failure to be in good standing would not reasonably be expected to have a Material Adverse Effect;

               (iii) each Subsidiary has been duly incorporated and is validly existing as a corporation under the laws of its jurisdiction of incorporation with power and authority (corporate and other) to own, lease and operate its properties and to conduct its business, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing in each jurisdiction in which it owns or leases properties, or conducts business, so as to require such qualification, except where the failure to be in good standing would not reasonably be expected to have a Material Adverse Effect;

               (iv) the authorized capital stock of the Company is as set forth in the Offering Memorandum;

               (v) all the outstanding shares of capital stock of each Subsidiary have been duly authorized and validly issued and are fully paid and non-assessable, and, except as otherwise set forth in the Offering Memorandum, are directly or indirectly owned by the Company free and clear of any mortgage, pledge, security interest, lien, claim or other encumbrance or restriction on transferability or voting (other than as may be imposed by the Securities Act and the various state securities laws);

               (vi) all of the outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable;

               (vii) except as described in the Offering Memorandum, there is no action, suit or proceeding before or by any government, governmental instrumentality, agency, body or court, domestic or foreign, now pending or, to the best knowledge of such counsel after reasonable investigation, threatened against or affecting the Company or any of the Subsidiaries that could reasonably be expected to have a Material Adverse Effect or that could reasonably be expected to have a material adverse effect on the consummation of the transactions contemplated in, or the fulfillment of the terms of, this

          Agreement, the Offering Memorandum, the Indenture or the Registration Rights Agreement; there is no action, suit or proceeding before or by any government, governmental instrumentality, agency, body or court, now pending, or to the best knowledge of such counsel after reasonable investigation, threatened against or affecting the Company or any Subsidiary that would be required to be described in a registration statement filed pursuant to the Securities Act that is not described in the Offering Memorandum; and

               (viii) the execution and delivery by the Company of, and the performance by the Company of all of the provisions of its obligations under, this Agreement, the Indenture, the Registration Rights Agreement, the Securities, and the consummation by the Company of the transactions contemplated therein and in the Offering Memorandum, do not and will not conflict with, or result in a breach or violation of any of the terms or provisions of, or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or give rise to any right to accelerate the maturity or require the prepayment of any indebtedness or the purchase of any capital stock under, or result in the creation or imposition of any lien, charge or encumbrance upon any material properties or assets of the Company or of any Subsidiary under, (A) any material contract, indenture, mortgage, deed of trust, loan agreement note, lease, partnership agreement or other agreement or instrument known to such counsel after reasonable investigation to which the Company or any Subsidiary is a party or by which any of them may be bound or to which any of their respective properties or assets may be subject or (B) any judgment, order or decree of any government, governmental instrumentality, agency, body or court, domestic or foreign, having jurisdiction over the Company or any Subsidiary or any of their respective properties or assets known to such counsel after reasonable investigation except, with respect to clauses (A) and (B), any breach or violation that would not reasonably be expected to have a Material Adverse Effect.

     Such counsel shall also advise, based on its participation in the preparation of the Offering Memorandum and conferences with officers and representatives of the Company, representatives of the independent public accountants for the Company, representatives of the Initial Purchasers and counsel to the Initial Purchasers, that nothing has come to its attention that leads it to believe that the Offering Memorandum (as supplemented, if applicable) (other than the financial statements, supporting schedules and other financial and statistical data set forth therein, as to which no advice need be given), as of its date or as of the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (g) on the date of the issuance of the Offering Memorandum and also on the Closing Date, Deloitte & Touche shall have furnished to the Initial Purchasers letters, dated the respective dates of delivery thereof, in form and substance satisfactory to the Initial Purchasers, containing statements and information of the type customarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information relating to the Company contained in the Offering Memorandum;

          (h) the Company shall have executed and delivered the Registration Rights Agreement substantially in the form attached hereto as Annex II;

          (i) the Initial Purchasers shall have received on and as of the Closing Date an opinion of Cahill Gordon & Reindel, counsel to the Initial Purchasers, with respect to the validity of the Indenture and the Securities, and such other related matters as the Initial Purchasers may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

          (j) the Initial Purchasers shall have received on and as of the Closing Date a certificate dated the Closing Date and addressed to the Initial Purchasers signed by the Executive Vice President - Chief Financial Officer, Vice President and Treasurer of the Company or the Vice President and Controller to the effect that neither the Company nor any of its Subsidiaries is in breach or violation of any of the terms or provisions of, or with the giving of notice or lapse of time, or both, would be in default under any contract, indenture, mortgage, deed of trust, loan agreement, note, lease, partnership agreement, or other agreement or instrument to which the Company or any Subsidiary is a party or by which any of them may be bound or to which any of their respective properties or assets may be subject, except for any such breach or violation which would not have a Material Adverse Effect;

          (k) on or prior to the Closing Date the Company shall have furnished to the Initial Purchasers such further certificates and documents as the Initial Purchasers or their counsel, Cahill Gordon & Reindel, shall reasonably request; and

          (l) on or prior to the Closing Date the Company shall have furnished to the Initial Purchasers a duly executed waiver and amendment to the Mexico Credit Agreement (as defined in the Offering Memorandum) in form and substance satisfactory to them.

     7. The Company agrees to indemnify and hold harmless each Initial Purchaser, its officers and directors, and each person, if any, who controls any Initial Purchaser within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, the reasonable legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted) caused by any untrue statement or alleged untrue statement of a material fact contained in the Offering Memorandum (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary offering memorandum or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading except insofar as such losses, claims, damages or liabilities are caused by any untrue statement or omission or alleged untrue statement or omission (i) made in reliance upon and in conformity with information relating to the Initial Purchasers furnished to the Company in writing by the Initial Purchasers expressly for use therein or
(ii) contained in the Preliminary Offering Memorandum if any Initial Purchaser failed to send or deliver a copy of the Offering Memorandum to a U.S. person (as defined in Regulation S) and who asserts such losses, claims, damages or liabilities on or prior to the delivery of written confirmation of sale of the Securities to such person and such Offering Memorandum would have corrected such untrue statement or omission and it shall have been determined that such losses, claims, damages or liabilities would not have arisen had the Offering Memorandum been delivered or sent.

     Each Initial Purchaser agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors and officers and each person who controls the Company within the meaning of Section 15 of the Securities Act or
Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to each Initial Purchaser, but only with reference to information relating to such Initial Purchaser furnished to the Company in writing by such Initial Purchaser expressly for use in the Offering Memorandum, any amendment or supplement thereto, or any preliminary offering memorandum. For purposes of this Section 7 and paragraphs (a) and (b) of Section 4 hereof, the only written information furnished by the Initial Purchasers to the Company expressly for use in the Offering Memorandum is the information in the last paragraph of the cover page of the Offering Memorandum, the fourth paragraph on page 2 of the Offering Memorandum and the first, third, fifth, eighth and ninth paragraphs under the caption in the "Plan of Distribution" section of the Offering Memorandum.

     If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such person

(the "Indemnified Person") shall promptly notify the person against whom such indemnity may be sought (the "Indemnifying Person") in writing, and the Indemnifying Person, upon request of the Indemnified Person, shall retain counsel satisfactory to the Indemnified Person to represent the Indemnified Person and any others the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary, (ii) the Indemnifying Person has failed within a reasonable time to retain counsel satisfactory to the Indemnified Person or (iii) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such reasonable fees and expenses shall be reimbursed as they are incurred. Any such separate firm for the Initial Purchasers and such control persons of Initial Purchasers shall be designated in writing by J.P. Morgan Securities Inc. and any such separate firm for the Company, its directors and officers and such control persons of the Company shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify any Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested an Indemnifying Person to reimburse the Indemnified Person for fees and expenses of counsel as contemplated by the third sentence of this paragraph, the Indemnifying Person agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such Indemnifying Person of the aforesaid request and (ii) such Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement (or delivered a notice to such Indemnified Person setting forth its good faith objection to such request's conformity to the provisions of this Section 7). No Indemnifying Person shall, without the prior written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Person, unless such settlement includes an unconditional written release, in form and substance reasonably satisfactory to the Indemnified Person, of such Indemnified Person from all liability on claims that are the subject matter of such proceeding.

     If the indemnification provided for in the first and second paragraphs of this Section 7 is for any reason unavailable to, or insufficient to hold harmless, an Indemnified Person in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Initial Purchasers on the other hand from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Initial Purchasers on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Initial Purchasers on the other shall be deemed to be in the same respective proportions as the net proceeds from the offering (before deducting expenses) received by the Company and the total discounts and the commissions actually received by the Initial Purchasers, in each case as set forth in the table on the cover of the Offering Memorandum, bear to the aggregate offering price of the Securities. The relative fault of the Company on the one hand and the Initial Purchasers on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Initial Purchasers and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     The Company and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph.
The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, in no event shall an Initial Purchaser be required to contribute any amount in excess of the amount by which the total price at which the Securities purchased by it were offered exceeds the amount of any damages that such Initial Purchaser has otherwise been required to pay or has paid by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Initial Purchasers' obligations to contribute pursuant to this Section 7 are several in proportion to the respective principal amounts of Securities set forth opposite their names in
Schedule I hereto, and not joint.

     The indemnity and contribution agreements contained in this Section 7 are in addition to any liability which the Indemnifying Persons may otherwise have to the Indemnified Persons referred to above.

     The indemnity and contribution agreements contained in this Section 7 and the representations and warranties of the Company as set forth in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Initial Purchaser or any person controlling any Initial Purchaser or by or on behalf of the Company, its officers or directors or any other person controlling the Company and (iii) acceptance of and payment for any of the Securities.

     8. Notwithstanding anything herein contained, this Agreement may be terminated in the absolute discretion of the Initial Purchasers, by notice given to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange or the National Association of Securities Dealers, Inc., (ii) trading of any securities of or guaranteed by the Company shall have been suspended on any exchange or in any over-the-counter market,
(iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in the judgment of the Initial Purchasers, is material and adverse and which, in the judgment of the Initial Purchasers, makes it impracticable or inadvisable to market the Securities on the terms and in the manner contemplated in the Offering Memorandum.

     9. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

     10. If this Agreement shall be terminated by the Initial Purchasers because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company agrees to reimburse the Initial Purchasers for all out-of-pocket expenses (including the reasonable fees and expenses of their counsel) reasonably incurred by the Initial Purchasers in connection with this Agreement or the offering contemplated hereunder. The Company shall not be obligated to reimburse the Initial Purchasers for any out-of-pocket expenses reasonably incurred by the Ini-tial Purchasers if this Agreement is terminated by the Initial Purchasers pursuant to Section 8(i), (iii) and (iv) hereof.

     11. This Agreement shall inure to the benefit of and be binding upon the Initial Purchasers and the Company, any controlling person referred to herein and their respective successors, heirs and legal representatives. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Initial Purchasers and the Company and their respective successors, heirs and legal representatives and the controlling persons and officers and directors referred to in Section 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. No purchaser of Securities from any Initial Purchaser shall be deemed to be a successor merely by reason of such purchase.

     12. Any action by the Initial Purchasers hereunder may be taken by the Initial Purchasers jointly or by J.P. Morgan Securities Inc. alone or on behalf of the Initial Purchasers, and any such action taken by J.P. Morgan Securities Inc. alone shall be binding upon the Initial Purchasers. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Initial Purchasers shall be given to them at the following address: J.P. Morgan Securities Inc., 60 Wall Street, New York, New York 10260;
Attention: Syndicate Department. Notices to the Company shall be given to it at 455 North Cityfront Plaza Drive, Chicago, Illinois 60611; Attention: Vice President and Treasurer (facsimile (312) 836-2573) with a copy to the Company's General Counsel at the same address.

     13. This Agreement may be signed in counterparts, each of which shall be an original (or a facsimile copy thereof) and all of which together shall constitute one and the same instrument.

     14. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAWS PROVISIONS THEREOF.

     If the foregoing is in accordance with your understanding, please sign and return four counterparts hereof.

                                    Very truly yours,

                                    NAVISTAR INTERNATIONAL
                                    CORPORATION

                                    By: /s/ Thomas M. Hough
                                       ------------------------
                                       Name:  Thomas M. Hough
                                       Title: Vice President & Treasurer

Accepted:  January 30, 1998
J.P. MORGAN SECURITIES INC.
CREDIT SUISSE FIRST BOSTON CORPORATION
CHASE SECURITIES INC.


By:  J.P. Morgan Securities Inc.

By: /s/ Douglas A. Cruikshank
   --------------------------------
   Name:  Douglas A. Cruikshank
   Title: Vice President

                                    ANNEX I

     (A) In addition to offers pursuant to clause (B)(1) of paragraph 2(ii) of the Agreement, the Initial Purchasers intend to offer and sell the Securities in accordance with Regulation S under the Securities Act. Accordingly, each Initial Purchaser agrees that neither it, its affiliates nor any persons acting on its or their behalf has engaged or will engage in any directed selling efforts with respect to the Securities and it and they have complied and will comply with the offering restrictions requirement of Regulation S. Each Initial Purchaser agrees that, at or prior to confirmation of sale of Securities (other than a sale pursuant to and in accordance with paragraph 2(ii) of the Agreement to purchasers described in clause (B)(1) thereof), it will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Securities from it during the restricted period a confirmation or notice to substantially the following effect:

          "The Securities covered hereby have not been registered under the U.S. Securities Act of 1933 (the "Act") and may not be offered and sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering and the closing date, except in either case in accordance with Regulation S (or Rule 144A if available) under the Act. Terms used above have the meaning given to them by Regulation S."

Terms used in this paragraph have the meanings given to them by Regulation S.

     Each of the Initial Purchasers further agrees that it has not entered and will not enter into any contractual arrangement with respect to the distribution or delivery of the Securities in accordance with this paragraph (A), except with its affiliates or with the prior written consent of the Company.

     (B)  Each of the Initial Purchasers severally represents and agrees that
(i) it has not offered or sold and prior to the date six months after the date of issue of the Securities will not offer or sell any Securities to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their business or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995, (ii) it has complied, and will comply with all applicable provisions of the Financial Services Act 1986 and any regulation promulgated thereto of Great Britain with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom, and (iii) it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issue of the Securities to a person who is of a kind described in Article 11(3) of the Financial Services
Act 1986 (Investment Advertisements) (Exemptions) Order 1996 or is a person to whom such document may otherwise lawfully be issued or passed on.

     (C) Each of the Initial Purchasers agrees that it will not offer, sell or deliver any of the Securities in any jurisdiction outside the United States except under circumstances that will result in compliance with the applicable laws thereof, and that it will take at its own expense whatever action is required to permit its purchase and resale of the Securities in such jurisdictions. Each of the Initial Purchasers understands that no action has been taken to permit a public offering in any jurisdiction outside the United States where action would be required for such purposes. Each of the Initial Purchasers agrees not to cause any advertisement (other than an announcement of the consummation of the offer and sale of the Securities) of the Securities to be published in any newspaper or periodical or posted in any public place and not to issue any circular relating to the Securities (other than the Offering Memorandum).

                                    ANNEX II



                    [Form of Registration Rights Agreement]

                                   ANNEX III

                       [Form of Kirkland & Ellis Opinion]

                                   SCHEDULE I

                                                             Principal Amount
                                                              of Securities
Initial Purchaser                                            to be Purchased
-----------------                                            ---------------
J.P. Morgan Securities Inc..........................         $ 40,000,000
Credit Suisse First Boston Corporation                         40,000,000
Chase Securities Inc................................           20,000,000
                                                             ------------
     Total..........................................         $100,000,000